UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) January 15, 2015

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2015, the Board of Directors (the “Board”) of AutoNation, Inc. (the “Company”):

•	appointed Mike Jackson as President of the Company, in addition to his current positions as Chairman of the Board and Chief Executive Officer of the Company, effective February 4, 2015,

•	approved an amendment to Mr. Jackson’s employment agreement (as amended, the “Amended Employment Agreement”) in order to, among other things, extend such agreement until December 31, 2019, and

•	promoted William Berman, Senior Vice President, Sales of the Company, to the position of Executive Vice President and Chief Operating Officer of the Company effective February 4, 2015.
Mike Jackson, age 65, has served as our Chairman of the Board since January 2003 and as our Chief Executive Officer and Director since September 1999. Mr. Berman, age 48, has served in his current position since October 2014. Since 1999, Mr. Berman has served in various roles within the Company, including as President of the Company’s Western Region, with responsibility for stores located in California, Washington, Nevada, and Arizona, from October 2008 through September 2014.
The Amended Employment Agreement, dated January 15, 2015, is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing summary of the Amended Employment Agreement is qualified in its entirety by reference to such agreement.
In connection with Mr. Berman’s promotion, the Compensation Committee (the “Committee”) of the Board approved a new compensation arrangement for Mr. Berman. Effective February 4, 2015, Mr. Berman will be entitled to receive an annual base salary of $700,000. In addition, Mr. Berman will participate in the 2015 annual incentive program established by the Committee under the AutoNation, Inc. Senior Executive Incentive Bonus Plan with a 2015 target award equal to 80% of his annual base salary, with the performance goals and other terms of the incentive award to be established at a later date by the Committee. Mr. Berman will also participate in the Company’s annual equity program.
On January 15, 2015, Michael E. Maroone provided notice to the Board of his resignation from his positions as President and Chief Operating Officer of the Company and as a member of the Board effective February 3, 2015. From February 4, 2015 through April 1, 2015, Mr. Maroone will continue to serve as an employee of the Company in an advisory capacity on transition matters, with compensation consistent with his current compensation as President and Chief Operating Officer of the Company. Mr. Maroone will retire from the Company on April 1, 2015.
A copy of the Company’s press release announcing Mr. Jackson’s expanded role with the Company, Mr. Berman’s promotion, and Mr. Maroone’s retirement from the Company is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
The following exhibit is furnished as part of this report:

10.1	Amended Employment Agreement, dated January 15, 2015, by and between AutoNation, Inc. and Mike Jackson, Chairman and Chief Executive Officer.

99.1	Press Release of AutoNation, Inc. dated January 15, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	January 16, 2015	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President - General Counsel, Corporate Development and Human Resources